State of Delaware
Secretary of State
Division of Corporations
Delivered 03:11 PM 08/31/2009
FILED 02:53 PM 08/31/2009
SRV 090821792 - 4712239 FILE

CERTIFICATE OF INCORPORATION

OF

BLACKSMITH BRANDS, INC.

* * * * *

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the "Corporation") is "Blacksmith Brands, Inc."

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

The total number of shares of all classes of capital stock which the Corporation has authority to issue is 1,000 shares, consisting of 1,000 shares of common stock, par value $0.01 per share.

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. No repeal or modification of this Article VIII shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

The name and mailing address of the incorporator is Edward Tsai, Esq., c/o Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 31st day of August, 2009.

Edward Tsai
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:36 PM 02/23/2011
FILED 02:33 PM 02/23/2011
SRV 110199935 - 4712239 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Blacksmith Brands, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Blacksmith Brands Holdings, Inc., a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Blacksmith Brands, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on February 23, 2011.

SIXTH: The Agreement and Plan of Merger is on file at 90 North Broadway, Irvington, New York 10533, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on the 23rd day of February, 2011.

Authorized Officer
Name: Eric S. Klee
Title: Secretary and General Counsel

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 07/15/2011
FILED 10:00 AM 07/15/2011
SRV 110829207 - 4712239 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of Blocksmith Brands, Inc., a Delaware Corporation, on this 30th day of June, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 160 Greentree Drive, Suite 101 Street, in the City of Dover, County of Kent Zip Code 19904.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Registered Agents, Inc..

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 30th day of June, A.D., 2011.

By: [signature]
Authorized Officer

Name: ERIC S. KLEE
Print or Type

Title: SECRETARY

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
BLACKSMITH BRANDS, INC.

The undersigned, being all of the members of the Board of Directors of Blacksmith Brands, Inc., a Delaware corporation (the "Corporation"), acting in lieu of holding a special meeting of the Board of Directors of the Corporation, hereby take the following actions and adopt the following resolutions by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

> **RESOLVED**, that Corporation Service Company is hereby removed as the registered agent of the Corporation within the State of Delaware; and be it further
>
> **RESOLVED**, that National Registered Agents, Inc. is hereby appointed as the Corporation's registered agent within the State of Delaware and the Corporation's registered office shall be 160 Greentree Drive, Suite 101, City of Dover, 19904, County of Kent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the 30th day of June, 2011.

Matthew M. Mannelly

Ronald M. Lombardi

Eric S. Klee